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                                                                  [Exhibit 10.2]

                                FOUNDER AGREEMENT

     THIS FOUNDER AGREEMENT (the "Agreement") is made as of the 7th day of December, 2005, between Validus Holdings, Ltd. (including its successors and assigns, the "Company"), a company with limited liability organized under the laws of Bermuda, and Aquiline Capital Partners LLC (the "Founder"), a Delaware limited liability company.

     The parties hereto hereby agree as follows:

     1. Services Rendered by the Founder to the Company. The Founder has rendered services to the Company prior to the date hereof in connection with the formation and initial capitalization of the Company and its subsidiaries (the "Services").

     2. Fees. In consideration the Services, the Company agrees to pay to the Founder (or its designee) a founder's fee (the "Founder's Fee"), such Founder's Fee consisting of the following:

          (a) $12,103,366.81, such amount being due in full on the date that is thirty days following the first funding of the Company's offering of common shares; and

          (b) warrants issued to the Founder (or its designee), substantially in the form of warrant attached hereto as Exhibit A (the "Warrants"), to purchase 4.15% of the Company's fully diluted common shares, such Warrants to be issued and delivered concurrently herewith.

     3. Term. This Agreement shall become effective upon its execution, and shall automatically terminate upon payment of the Founder's Fee in full in accordance with the terms of Section 2. Notwithstanding the foregoing, the provisions of Section 4 shall survive the termination of this Agreement.

     4. Indemnity. In consideration of the execution and delivery of this Agreement by the Founder, the Company hereby agrees to indemnify, exonerate and hold each of the Founder and its affiliates, and each of their respective, equityholders, directors, officers, fiduciaries, employees and agents (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct

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     5. Miscellaneous.

          (a) No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of the Founder and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          (c) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto. The fees set forth herein are in addition to the fees set forth in the Advisory Agreement of even date herewith between the Company and Aquiline Capital Partners LLC.

          (d) All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by any reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

     If to the Company, at:

          Validus Holdings, Ltd.
          Mintflower Place
          8 Par-La-Ville Road, Third Floor
          Hamilton HM08 Bermuda
          Attention: Edward Noonan

     If to the Founder, at:

          Aquiline Capital Partners, LLC
          275 Madison Avenue, 38th Floor
          New York, New York 10022
          Attn: Matthew J. Grayson
          Facsimile: (212) 624-9510


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          (e) If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced.

          (f) This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                            [signature page follows]


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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        VALIDUS HOLDINGS, LTD.


                                        By:
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                                        Name: Edward J. Noonan
                                        Title: Chief Executive Officer


                                        AQUILINE CAPITAL PARTNERS LLC


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------